EXHIBIT A


                                  EXCERPT FROM


                                    BY-LAWS


                                       OF


                            AMERICAN EXPRESS COMPANY



      SECTION 2.9 Business to Be Transacted at Shareholders' Meetings. No business shall be transacted at any annual meeting of shareholders, except as may be (i) specified in the notice of the meeting given by or at the direction of the Board (including, if so specified, any shareholder proposal submitted pursuant to the rules and regulations of the Securities and Exchange Commission), (ii) otherwise brought before the meeting by or at the direction of the Board or (iii) otherwise brought before the meeting in accordance with the procedure set forth in the following paragraph, by a shareholder of the corporation entitled to vote at such meeting.

      For business to be brought by a shareholder before an annual meeting of shareholders pursuant to clause (iii) above, the shareholder must have given written notice thereof to the Secretary of the corporation, such notice to be received at the principal executive offices of the corporation not less than 90 nor more than 120 days prior to the one year anniversary of the date of the annual meeting of shareholders of the previous year; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be received at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which the corporation's notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. A shareholder's notice to the Secretary shall set forth, as to each matter the shareholder proposes to bring before the annual meeting of shareholders, (i) a brief description of the business proposed to be brought before the annual meeting of shareholders and of the reasons for bringing such business before the meeting and, if such business includes a proposal to amend either the certificate of incorporation or these by-laws, the text of the proposed amendment, (ii) the name and record address of the shareholder proposing such business, (iii) the number of shares of each class of stock of the corporation that are beneficially owned by such shareholder, (iv) any material interest of the shareholder in such business and
(v) such other information relating to the proposal that is required to be disclosed in solicitations pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission or other applicable law. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting of shareholders except in accordance with the procedures set forth in this Section 2.9; provided, however, that nothing in this Section 2.9 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual

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meeting of shareholders in accordance with such  procedures.  The chairman of an annual meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the annual meeting of shareholders shall not be transacted.

      SECTION 3.11 Nomination of Directors. Subject to the rights of holders of any class or series of stock having a preference over the common shares as to dividends or upon liquidation, nominations for the election of directors may only be made (i) by the Board or a committee appointed by the Board or (ii) by a shareholder of the corporation entitled to vote at the meeting at which a person is to be nominated in accordance with the procedure set forth in the following paragraph.

      A shareholder may nominate a person or persons for election as directors only if the shareholder has given written notice of its intent to make such nomination to the Secretary of the corporation, such notice to be received at the principal executive offices of the corporation (i) with respect to an annual meeting of shareholders, not less than 90 nor more than 120 days prior to the one year anniversary of the date of the annual meeting of shareholders of the previous year; provided, however, that in the event that the annual meeting of shareholders is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder must be received at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which the corporation's notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first and (ii) with respect to a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which the corporation's notice of the date of the meeting is first given or made to the shareholders or disclosed to the general public (which disclosure may be effected by means of a publicly available filing with the Securities and Exchange Commission), whichever occurs first. A shareholder's notice to the Secretary shall set forth (i) the name and record address of the shareholder who intends to make such nomination, (ii) the name, age, business and residence addresses and principal occupation of each person to be nominated, (iii) the number of shares of each class of stock of the corporation that are beneficially owned by the shareholder, (iv) a description of all arrangements and understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (v) such other information relating to the person(s) that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission or other applicable law and (vi) the written consent of each proposed nominee to be named as a nominee and to serve as a director of the corporation if elected, together with an undertaking, signed by each proposed nominee, to furnish to the corporation any information it may request upon the advice of counsel for the purpose of determining such proposed nominee's eligibility to serve as a director. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

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     DIRECTIONS TO THE 1995 AMERICAN EXPRESS COMPANY
                         ANNUAL MEETING OF SHAREHOLDERS

      American Express Company's world headquarters, site of the Company's 1995 Annual Meeting of Shareholders, are located at 200 Vesey Street on the west side of lower Manhattan in the office complex known as the World Financial Center. The World Financial Center is a part of Battery Park City, a 10 acre development of office buildings, residences and parks created in the 1970's and 1980's by land fill amongst former Hudson River piers on the southwestern tip of Manhattan. It is connected to the World Trade Center by two pedestrian overpasses and is also accessible at street level by automobile.


BY SUBWAY

      Take any of the several subway lines (A, C, E, N, R or the 1, 2, 3, 4, 5 or 9 trains) that stop at or near the World Trade Center. Walk from the World Trade Center across the Westside Highway (also known as West Street) via one of the two pedestrian overpasses. The American Express building is on the north side of the Winter Garden in the World Financial Center.


BY AUTOMOBILE OR TAXICAB

      Proceed to the Westside Highway in lower Manhattan, orienting toward the twin towers of the World Trade Center. Enter the World Financial Center, which is directly across the Westside Highway from the towers, by turning west on either Murray Street or Vesey Street. Proceed to the main entrance of the American Express building, located at the corner of Vesey Street and the Westside Highway.
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